THIS CALL OPTION AGREEMENT dated September 29, 2004.

AMONG:

688888 B.C. LTD., a corporation incorporated pursuant to the laws of the Province of British Columbia

(“Optionee”)

AND:

RED MILE RESOURCES INC., in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP, an Alberta limited partnership

(“RMRF”)

AND:

WILSHIRE (GP) NO. 2 CORPORATION, in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP, a British Columbia limited partnership

(“RLP”)

WHEREAS

A.              Gibraltar Mines Ltd., a corporation incorporated pursuant to the laws of the province of British Columbia (the “Resource Company”), RMRF and RLP have entered into a royalty agreement (“Royalty Agreement”) dated the date hereof and effective June 15, 2004, whereby Resource Company granted a royalty interest in certain mining tenures to RLP;

B.              Resource Company is the sole shareholder of Optionee;

C.              RMRF is the sole limited partner of RLP;

D.              RMRF wishes to grant to Optionee and Optionee wishes to acquire from RMRF an option to purchase the limited partnership units in RLP owned by RMRF upon and subject to the terms and conditions hereinafter set forth;

E.              RLP wishes to grant to Optionee and Optionee wishes to acquire from RLP an option to purchase RLP’s right to receive the Basic Royalty (as such term is defined in the Royalty Agreement) upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

1.1	Unless otherwise defined in this Agreement, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

1.2	In this Agreement, the following words have the following meanings:

“this Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, Clause, Subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Alberta Trust” means Alberta Capital Trust Corporation, a corporation incorporated pursuant to the laws of the Province of Alberta;

“Alberta Trust Default” has the meaning set forth in Subsection 2.1(3)(c) hereof;

“Alberta Trust Note” means the promissory note issued by Alberta Trust to the Resource Company in the principal amount of $68,172,380 due and payable on December 10, 2014;

“Basic Royalty Call Option” has the meaning set forth in Subsection 2.1(2) hereof;

“Business Day” in any jurisdiction means a day, other than a Saturday or Sunday, on which banks in such jurisdiction are generally open for business;

“Call Completion Date” has the meaning set out in Subsection 2.1(4) hereof;

“Call Notice” has the meaning set out in Subsection 2.1(4) hereof;

“Call Option” means either a Unit Call Option or a Basic Royalty Call Option;

“Call Purchase Price” has the meaning set out in Subsection 2.1(5)hereof;

“CIM” means the Canadian Institute of Mining and Metallurgy;

“Consultant” means Watts, Griffis and McOuat Limited or such other consultant as may be proposed by the Resource Company and acceptable to RMRF and RLP acting reasonably;

“Fair Market Value” means the fair market value of the Basic Royalty or RMRF’s limited partnership units in RLP, as the case may be, determined in accordance with Section 2.2 hereof;

“General Partner of RMRF” means Red Mile Resources Inc. and its successors and assigns as provided for in the RMRF Limited Partnership Agreement;

“Insolvency Legislation” means any legislation in any jurisdiction relating to bankruptcy, insolvency, liquidation, winding-up, reorganization, arrangement or relief of debtors or the adjustment or composition of debt, including without limitation the

Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada);

“Option Period Notice” has the meaning ascribed to it in the Royalty Agreement;

“Payout Amount” means the payout amount set out in the Payout Notice;

“Payout Amount Calculation Date” means the 31st day of December of each year subsequent to the Commencement Date of Commercial Production;

“Payout Notice” means a notice in the form of Schedule A attached hereto;

“Royalty Purchase Price” means $67,357,000;

“RMRF Limited Partnership Agreement” means the agreement dated June 1, 2004 between the General Partner of RMRF and 1111066 Alberta Ltd. as the initial limited partner to form RMRF;

“Royalty” means the Basic Royalty and the NPI granted by Resource Company to RLP pursuant to the Royalty Agreement;

“Royalty Agreement” has the meaning set forth in recital A of this Agreement;

“Unit Call Option” has the meaning set forth in Subsection 2.1(1);

“Valuation Report” has the meaning ascribed thereto in Subsection 2.2(2) hereof;

"Tax Act" means the Income Tax Act (Canada).

1.3	Expanded Meanings. Unless the context otherwise necessarily requires:

(a) words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

(b) references to the "parties" herein shall mean the parties to this Agreement; and

(c)
references herein to any agreement or instrument, including this Agreement, shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any legislation or enactment shall be deemed to be references to such legislation or enactment as the same may be amended or replaced from time to time.

1.4          Interpretation Not Affected by Headings, Etc.

The division of this Agreement into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5          Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day in the jurisdiction relevant to the action to be taken, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day in such jurisdiction.

1.6          Inclusive Terms and Statements

The word “including”, when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters thereafter set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement.

1.7          Currency

Unless otherwise specifically stated, a reference herein to currency is a reference to Canadian currency.

1.8          Schedules

The following Schedules attached hereto form part of this Agreement:

Schedule A      -          Payout Notice

Schedule B      -          Valmin Guidelines of CIM

2.	GRANT OF CALL OPTION

2.1	Call Option

1.
RMRF hereby grants to Optionee the option (the “Unit Call Option”) to purchase all, but not less than all, of the limited partnership units owned by RMRF in RLP on the terms and conditions set out herein.

2.
In addition to the foregoing, RLP grants to Optionee the option (the “Basic Royalty Call Option”) to purchase all, but not less than all, of RLP’s right to receive the Basic Royalty, in the event that, at, or at any time subsequent to the exercise by the Optionee of the Unit Call Option, RLP has any liabilities accrued contingent or otherwise, other than ordinary course liabilities in excess of $25,000, as indicated, or as should have been indicated in accordance with generally accepted accounting principles, in the financial statements of RLP or otherwise. If Optionee exercises the Basic Royalty Call Option, then it shall be deemed to have exercised it in lieu of the Unit Call Option and neither Optionee nor RMRF shall be obligated to complete the Unit Call Option.

3.
Optionee may exercise the Unit Call Option at any time on or after the earlier of October 1, 2014 or on the occurrence of any of the following events, provided that a Put Option has not otherwise been properly exercised by RLP pursuant to, and in compliance with, the Royalty Agreement:

	a)	the Payout Amount at the end of a Royalty Period (as set forth in a Payout Notice delivered to Resource Company) is less than 15% of the Royalty Purchase Price;

b)
Alberta Trust breaches its payment obligation under section 8(a)(i) of the pledge, priorities and direction agreement dated as of the date hereof among inter alia Alberta Trust, Resource Company, RMRF and RLP, and such breach remains unremedied for ten (10) Business Days;

c)
either Alberta Trust or Wilshire Financial Services Inc. exercises its respective put or call rights pursuant to the investor loan put/call agreement dated as of the 15th day of June, 2004 and amended September 29, 2004; or

	d)	Optionee has received an Option Period Notice from RMRF provided that the Unit Call Option may only be exercised in these circumstances for a period of 20 days after receipt of such notice.

4.
Optionee may exercise the Unit Call Option or the Basic Royalty Call Option by providing written notice of such exercise (the “Call Notice”) to RMRF and RLP, which Call Notice shall state the Business Day on which Optionee will complete the purchase (the “Call Completion Date”). The Call Completion Date shall be not less than 15 days or not more than 60 days following the date of the Call Notice. Notwithstanding the foregoing, in the event that Optionee exercises the Call Option:

	a)	at any time between October 1, 2014 and October 31, 2014, the Call Completion Date shall be December 10, 2014;

	b)	at any other time, the Call Completion Date shall occur no later than the first Royalty Payment Date which occurs on or after receipt of the Call Notice.

5.	In all circumstances in which the Call Option is exercised, the purchase price in respect of the Call Option (the “Call Purchase Price”) will be equal to the lesser of:

	a)	the Payout Amount; and

b)
the Fair Market Value of the limited partnership units of RLP owned by RMRF (in the case of a Unit Call Option) or the Basic Royalty (in the case of a Basic Royalty Call Option) on the last day of the month prior to the month in which the Call Completion Date occurs.

6.
Optionee shall purchase the limited partnership units owned by RMRF in RLP or the Basic Royalty from RLP on the Call Completion Date by paying to RMRF or RLP, as the case may be, the Call Purchase Price. 10 days prior to the Call Completion Date, Optionee shall provide to RMRF or RLP, as the case may be, a certificate of the Chief Financial Officer of Optionee setting out the calculation of the Call Purchase Price and confirming that such calculation was made in accordance with the provisions of this Agreement.

7.
For greater certainty, it is understood that Optionee is not purchasing, or paying for, and RMRF is not selling, or receiving, any amount in respect of RLP’s interest in the NPI and that RLP has the right to distribute to RMRF the NPI prior to the Call Completion Date.

2.2	Valuation Report and Fair Market Value

1.
For the purposes of Subsections 2.1(5), Fair Market Value shall mean the value agreed to by Optionee on the one hand, and RMRF in the event of a Unit Call Option, or RLP in the event of a Basic Royalty Call Option, on the other hand, to be the highest price available in an open and unrestricted market between informed, prudent arm's length parties under no compulsion to act (“Fair Market Value”) having regard for the fact that Optionee is not buying, and RLP is not selling, RLP’s interest in the NPI.

2.
In the event that RLP or RMRF, as the case may be, and Optionee are not able to agree as to the Fair Market Value of RMRF’s limited partnership units in RLP, or of the Basic Royalty, as the case may be, the parties shall procure a valuation report (the “Valuation Report”) by the Call Completion Date. Each of RLP or RMRF, as the case may be, and Optionee shall pay one-half of the cost of the Valuation Report.

3.
The Valuation Report shall be prepared by the Consultant in accordance with the Valmin guidelines of CIM (a copy of which is attached hereto as Schedule B), whose experience and reputation in the Canadian mining industry generally and in particular whose experience in the valuation of properties and royalties the parties hereto expressly recognize. The Valuation Report shall indicate that it is based on information as of a date not more than 30 days prior to the date on which the Valuation Report is delivered to RLP in accordance with this Section 2.2. Resource Company shall make available to the Consultant all information within its possession or control which the Consultant considers relevant in preparing the Valuation Report. The Valuation Report shall set out any material assumptions on which the Consultant is relying and shall contain the Consultant's confirmation that in its view all such assumptions are reasonable in the circumstances in determining the Fair Market Value of RMRF’s limited partnership interest in RLP, or, of the Basic Royalty, as the case may be, and similar to the methodology used in evaluating the Basic Royalty as at the date hereof. The Valuation Report shall set out a dollar amount which in the Consultant's opinion is the Fair Market Value of RMRF’s limited partnership interest in RLP, or, of the Basic Royalty, as the case may be, as at the dates of the Call Notice, which amount shall be deemed to be the Fair Market Value.

2.3	Payment and Notices

All payments to be made to RMRF and all documents to be delivered to RMRF shall be made or delivered to the General Partner of RMRF or as the General Partner of RMRF shall otherwise direct.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE

3.1	Representations and Warranties

1.	Optionee represents and warrants to RLP and RMRF that:

(a)
this Agreement has been duly authorized, executed and delivered by Optionee, no approval or authorization by its shareholders is required in connection therewith and this Agreement is a legally binding obligation of Optionee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws generally affecting the enforceability of creditors rights and subject to equitable remedies such as injunction and specific performance being available only in the discretion of the court;

(b)
the execution, delivery and performance by Optionee of this Agreement does not: (i) contravene Optionee’s articles or by-laws or any resolution of the board of directors or shareholders of Optionee; (ii) violate any provision of any law, regulation, ordinance, rule, order, writ, judgement, injunction decree, determination or award applicable to Optionee or any of its property; (iii) result in a breach of or constitute a default under or require the consent of or notice to any third party pursuant to any indenture, agreement, lease or instrument to which Optionee is a party or by which it is bound (except for any required consents or notices which Optionee has given or obtained); or (iv) result in, or require, the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of Optionee’s property except as contemplated by this Agreement;

(c)
no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Agreement by Optionee;

2.          The foregoing representations and warranties shall survive and continue for the benefit of RLP, RMRF and the limited partners of RMRF so long as there are any obligations outstanding under this Agreement.

3.2	General Covenants

1.	Optionee covenants with RLP and RMRF that so long as this Agreement is in effect and/or the Resource Company is required to make payment on account of the Royalty under the Royalty Agreement, it will:

(a) do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence and rights in its jurisdiction of incorporation,

and in each other jurisdiction in which such qualification is necessary or desirable in view of its business and operations or ownership of property;

(b)
promptly and duly execute and deliver to RLP or RMRF, as the case may be, such documents and assurances and take such further action as RLP or RMRF may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto and to establish and protect the rights and remedies created or intended to be created in favour of RLP or RMRF; and

(c) promptly and diligently perform and carry out all of the acts or things to be done by it as provided in this Agreement.

2.	Optionee shall, as necessary, comply with all applicable securities regulatory requirements in connection with the purchase hereunder of the limited partnership interests of RLP held by RMRF.

4.	REPRESENTATIONS AND COVENANTS OF RLP, RMRF AND GENERAL PARTNERS OF RLP AND RMRF

4.1	Representations of RLP and General Partner of RLP

RLP and General Partner of RLP hereby represent and warrant to Optionee that:

(a)	the execution, delivery and performance by RLP of this Agreement does not:

	(i)	contravene the RLP Limited Partnership Agreement; or

	(ii)	violate any provision of any law, regulation, ordinance, rule, order, writ, judgement, injunction decree, determination or award applicable to RLP or any of its property;

(b)
no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Agreement by RLP;

(c)
this Agreement has been duly executed and delivered by RLP and constitutes a legally binding obligation of RLP enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws generally affecting the enforceability of creditors rights (other than those pertaining to fraudulent assignments and preferences) and subject to equitable remedies such as injunction and specific performance being available only in the discretion of the court;

(d)	RMRF is the sole limited partner of RLP and no other limited partners will be admitted without the prior written consent of Optionee, such consent not to be unreasonably withheld; and

(e)	each of the General Partner of RLP and RMRF, is a resident of Canada for purposes of the Tax Act.

The foregoing representations and warranties shall survive and continue for the benefit of Optionee so long as there are any obligations outstanding under this Agreement.

4.2          Covenants of RLP and General Partner of RLP

RLP and the General Partner of RLP each covenants with Optionee that:

(a)
so long as obligations remain outstanding under this Agreement, it will promptly and duly execute and deliver to Optionee, at the request and expense of Optionee, such documents and take such further action as Optionee may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto; and

(b)
in the event that Optionee exercises its Basic Royalty Call Option pursuant to Subsection 2.1(2) hereof, RLP shall pay or discharge, both prior to and after the Call Completion Date, all liabilities with respect to services rendered up to and including the Call Completion Date, provided however that RLP shall not be required to pay or discharge any such liability so long as its validity or quantum is contested in good faith by appropriate proceedings, and a reserve has been established in its books and records in accordance with generally accepted accounting principles in an amount satisfactory to the Optionee in its sole discretion, acting reasonably.

4.3	Representations of RMRF and General Partner of RMRF

RMRF and General Partner of RMRF hereby represent and warrant to Optionee that:

(a)
RMRF has been established under the laws of Alberta and is duly qualified to carry on its business and to own the limited partnership units of RLP and General Partner of RMRF has been incorporated pursuant to the laws of the Province of Alberta and has full corporate right, power and authority to enter into this agreement and perform its obligation as General Partner of RMRF;

(b)	the execution, delivery and performance by RMRF of this Agreement does not

	(i)	contravene the RMRF Limited Partnership Agreement;

	(ii)	violate any provision of any law, regulation, ordinance, rule, order, writ, judgement, injunction decree, determination or award applicable to RMRF or any of its property;

(c)
no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Agreement by RMRF;

(d)
this Agreement has been duly executed and delivered by RMRF and constitutes a legally binding obligation of RMRF enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws generally affecting the enforceability of creditors rights (other than those pertaining to fraudulent assignments and preferences) and subject to equitable remedies such as injunction and specific performance being available only in the discretion of the court; and

(e)	each of the limited partner of RMRF and the General Partner of RMRF is a resident of Canada for purposes of the Tax Act.

The foregoing representations and warranties shall survive and continue for the benefit of Optionee so long as there are any obligations outstanding under this Agreement.

4.4          Covenants of RMRF and General Partner of RMRF

The RMRF and the General Partner of the RMRF each covenants with Optionee that so long as RMRF is holding the limited partnership units of RLP, it will promptly and duly execute and deliver to Optionee, at the request and expense of Optionee, such documents and take such further action as Optionee may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto and it shall not create or permit, or allow to be created a security interest, pledge, lien or other encumbrance on the limited partnership units which it holds in RLP without the prior written consent of Optionee.

5.          MISCELLANEOUS

5.1          Royalty Notices

Each of RMRF and RLP agree to deliver any Payout Notice or Option Period Notice sent to Resource Company pursuant to the Royalty Agreement concurrently to Optionee.

5.2          Confidential Information

All information furnished to or obtained by RMRF or RLP pursuant to this Agreement concerning Resource Company and Optionee shall, subject to any law or legal proceeding requiring disclosure, be held in confidence and shall not be photocopied or provided to any other person by RMRF or RLP, unless and until it has been publicly disclosed or is otherwise in the public domain at the time of such disclosure or use (otherwise than as a result of a breach of this provision by RMRF or RLP); provided, however that neither RMRF nor RLP shall in any way be restricted in the use of such information in order to enforce compliance with the terms and conditions of this Agreement or to protect or preserve its respective rights hereunder or the rights of any of the Partners and each may provide information to its consultants, agents and advisors on a need-to-know basis provided that such information is kept confidential.

5.3          Notices

Any notice, direction or other instrument required or permitted to be given under this Agreement by or to any of the parties hereto shall be in writing and may be given by delivering or mailing same by registered mail or sending by facsimile or other telecommunication device or other similar form of communication to the following addresses:

Optionee:	688888 B.C. Ltd.
1020 – 800 W. Pender St.
Vancouver, British Columbia
V6C 2V6

Attention: President
Facsimile No.: (604) 681-2741

With a copy to:	Lang Michener LLP
1500 Royal Centre
P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7
Attention: Bernard J. Zinkhofer
Fax: (604) 893-2395

RLP	Red Mile Resources No. 1 Limited Partnership
c/o Wilshire (GP) No. 1 Corporation
Suite 920 – 1040 West Georgia Street
Vancouver, British Columbia
V6E 4H1
Attention: Robert C. Strother
Fax: (604) 669-9485
And:
Attention: Michael Simonetta
Fax: (416) 920-1947

With a copy to:	Heenan Blaikie LLP
P.O. Box 185
Suite 2600, 200 Bay Street,
South Tower, Royal Bank Plaza
Toronto, Ontario
M5J 2J4
Attention: Norman Bacal
Fax: 416 360-8425

RMRF	Red Mile Resources Fund Limited Partnership
c/o Red Mile Resources Inc.
Suite 620 – 1001 13th Avenue S.W.,
Calgary, Alberta
T2R 0L5
Attention: President
Fax: (604) 669-9485

Any notice, direction or instrument aforesaid shall:

(a)	if delivered, be deemed to have been given or made at the time of delivery;

(b)	if sent by facsimile or other telecommunication device or other similar form of communication, be deemed to have been given or made on the day following the Business Day on which it was sent.

Any party may give written notice of change of address in the same manner, in which event such notice or communication shall thereafter be given to it as above provided at such changed address.

5.4          Assignment and Enurement

This Agreement shall not be assignable by Optionee without the prior written consent of RLP and RMRF. RMRF may not assign its interest in RLP without the prior written consent of Optionee. Where Optionee exercises the Call Option, RLP may exercise its right to assign the NPI to RMRF prior to the purchase by Optionee from RMRF of its limited partnership units of RLP. This Agreement shall enure to the benefit of and shall be binding upon Optionee and its successors and assigns and upon RLP, RMRF and the respective heirs, executors, successors and assigns of each Partner, as the case may be.

5.5          No Partnership

The parties do not hereby intend to create, and this Agreement shall not be construed as creating, a partnership or to render parties liable as partners.

5.6          No Waiver

No failure on the part of Optionee, RMRF or RLP in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy, preclude any other or further exercise thereof or the exercise of any other right or remedy of law or in equity or otherwise. Except as otherwise expressly provided herein, no waiver of any provision of this Agreement, including this Section, shall be effective otherwise than by an instrument in writing executed by duly authorized representatives of the party making such waiver.

5.7          Further Assurances

The parties hereto shall, at the expense of Optionee, execute and deliver such further and other assurances, deeds, acts and conveyances as may be necessary to properly carry out the intention of this Agreement and the transactions contemplated hereby.

5.8          Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

5.9          Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, and Optionee and RLP each hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

5.10         Amendment

This Agreement may only be amended by agreement in writing duly executed by Optionee, RMRF and RLP.

5.11         Counterparts

This Agreement may be extended in several counterparts, each of the counterparts shall be deemed to be an original and together shall consolidate one and the same thereof.

5.12         Time of the Essence

Time shall be the essence of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

688888 B.C. LTD.

By:

By:

WILSHIRE (GP) NO. 2 CORPORATION, in its own capacity and in its capacity as general partner on behalf of all the limited partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP

By:

RED MILE RESOURCES INC., in its own capacity and in its capacity as general partner on behalf of all the limited partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP

By:

SCHEDULE A

FORM OF PAYOUT NOTICE UNDER SUBSECTION 2.6(2)
TO THE ROYALTY AGREEMENT EXECUTED SEPTEMBER 29, 2004, EFFECTIVE
JUNE 15, 2004 AMONG GIBRALTOR MINES LTD., RED MILE RESOURCES FUND
LIMITED PARTNERSHIPAND RED MILE RESOURCES NO. 2 LIMITED
PARTNERSHIP (THE “ROYALTY AGREEMENT”)

Re:      Payout Notice
            under Subsection 2.6(2) of the Royalty Agreement

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

We hereby confirm that as of December 31, 20___, the Payout Amount is $[_________ ] ________________ , calculated as set out below:

Payout Amount Calculation Date:

Purchase Price:

Payout Amount:

Is Payout Amount < 72% of the Purchase Price?	☐	☐
	Yes*	No

* If yes, is RMRF concurrently delivering an Option Period Notice?	☐	☐
	Yes	No

Is Payout Amount < 15% of the Purchase Price?	☐	☐
	Yes**	No

** If yes, then RLP hereby notifies Optionee that Optionee has the right to exercise its Call Option in accordance with Subsection 2.1(3)(a) of the Call Option Agreement.

SCHEDULE B

VALMIN GUIDELINES OF CIM

TO THE ROYALTY AGREEMENT

     EXECUTED SEPTEMBER 29, 2004, EFFECTIVE JUNE 15, 2004 AMONG
GIBRALTOR MINES LTD., RED MILE RESOURCES FUND LIMITED PARTNERSHIP

AND RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP